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                                LOCK-UP AGREEMENT

                                                             September 12, 1996

First Metropolitan Securities, Inc.
17 State Street
New York, NY 10004

                      Re: TTR Inc.

Ladies and Gentlemen:

        The undersigned understands that your corporation (the "Underwriter") proposes to enter into an Underwriting Agreement with TTR Inc. (the "Company") providing for the public offering of securities of the Company pursuant to a registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission").

        In consideration of the agreement of the Underwriter to offer securities, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of the Underwriter, the undersigned will not, for a period of eighteen (18) months following the date the Registration Statement is declared effective (the "Effective Date") by the Securities and Exchange Commission, offer, sell, contract to sell, grant any option to purchase or right to acquire, or dispose of any shares of Common Stock of the Company or any security convertible into or exchangeable for shares of Common Stock of the Company (including, without limitation Common Stock of the Company that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) held by the undersigned on the Effective Date or issuable upon the exercise of any option or other security held by the undersigned on such date.

        Notwithstanding the above, the undersigned maintains the right to make a private transfer provided the transferee agrees to be bound by the same restrictions set forth in this agreement.




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        The undersigned  understands  that the Company and the Underwriter  will proceed with the public offering in reliance on this Lock-Up Agreement.

                                                Very Truly Yours,

                                                _______________________________
                                                Signature

                                                _______________________________
                                                Name

                                                _______________________________
                                                Date


     THE COMPANY REQUESTS THAT THIS LOCK-UP AGREEMENT BE COMPLETED AND DELIVERED TO JASON HOROWITZ, BAER MARKS & UPHAM LLP, 805 THIRD AVENUE, NEW YORK, NEW YORK 10022.





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